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                          BRIGGS & STRATTON CORPORATION

               FORM 10-Q for Quarterly Period Ended March 30, 2003

                                Exhibit No. 10.2

                        AMENDMENT TO STOCK INCENTIVE PLAN

      WHEREAS, the Company executed Stock Option Agreements as of August 5, 1998 (the "1998 Agreements") that grant optionees stock options to purchase from the Company shares of its common stock at $44.98 per share during the period commencing on August 5, 2001 and ending on August 5, 2003,

      WHEREAS, the Company intends to publicly release its fiscal 2003 year-end financial information on or about August 7, 2003, and immediately prior to that date certain individuals will be prohibited from engaging in cashless exercises with respect to these options under the Company's policy on insider trading, and

      WHEREAS, the Company desires to provide all optionees the opportunity to exercise options under the 1998 Agreements for a limited period of time following the public release of its year-end financial information,

      RESOLVED, the officers of the Company are authorized to amend the 1998 Agreements effective August 5, 2003 so that (a) the unexercised portion of any incentive stock option granted under the 1998 Agreements shall be converted to a non-qualified stock option, and (b) such option and any other unexercised option granted under the 1998 Agreements shall expire on August 29, 2003.